                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 17, 2003
                                                        --------------------



                Toyota Motor Credit Corporation on Behalf of the
                   Toyota Auto Receivables 2003-B Owner Trust
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





     Delaware                   333-103406-02                  95-4836519
-------------------      --------------------------           ------------
  (State or other               (Commission                  (IRS Employer
  jurisdiction of               File Number)              Identification No.)
   incorporation)




      Toyota Auto Finance Receivables LLC
        19001 South Western Avenue, EF12
             Torrance, California                                 90509
----------------------------------------------            -------------------
   (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (310) 468-7333
                                                          -------------------



                          Exhibit Index is on Page 2

                                 Page 1 of 3


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Item 5.  Other Events
         ------------
On November 17, 2003, the principal and interest collected during the preceding collection period, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of September 1, 2003 ("Agreement"), between Toyota Auto Finance Receivables LLC, as "Seller", Toyota Motor Credit Corporation, as "Servicer", and Toyota Auto Receivables 2003-B Owner Trust, as "Issuer", were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2003-B Owner Trust (the "Securityholders"). In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Owner Trustee and Indenture Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee and Indenture Trustee to the Securityholders. A copy of the Servicer's Certificate for the month of October 2003 is filed as Exhibit 20 to this Current Report on Form 8-K.


Item 7(c).  Exhibits

            Exhibit Number    Description
            --------------    -----------

                   20         Servicer's Certificate for the month of
                              October 2003.










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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                            TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST

                            BY:  TOYOTA MOTOR CREDIT CORPORATION, AS
                                 SERVICER


Date:  November 26, 2003           By:   /s/ George E. Borst
       ------------------           -----------------------------------------
                                               George E. Borst
                                                President and
                                           Chief Executive Officer











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